Exhibit 1(g)

LIMITED LIABILITY COMPANY AGREEMENT

of

MASTER COMMODITY STRATEGIES LLC

a Delaware Limited Liability Company

Principal Place of Business:

800 Scudders Mill Road

Plainsboro, NJ 08536

i

- ii -

LIMITED LIABILITY COMPANY AGREEMENT

OF

MASTER COMMODITY STRAGTEGIES LLC

Dated: June 15, 2007

THIS LIMITED LIABILITY COMPANY AGREEMENT is being adopted in connection with the conversion of Master Commodity Strategies Trust, a Delaware statutory trust (the “Trust”), to a Delaware limited liability company pursuant to Section 3821 of the Statutory Trust Act and Section 18-214 of the Act.

WHEREAS, the Trust was formed under the name Master Real Asset Trust upon the filing of a Certificate of Trust with the State Office on February 18, 2004;

WHEREAS, the Trustees of the Trust (the “Trustees”) approved the conversion of the Trust to a Delaware limited liability company in accordance with Section 3821 of the Statutory Trust Act and Section 18-214 of the Act (the “Conversion”);

WHEREAS, in accordance with Section 18-214 of the Act, the Trustees approved (i) this Agreement and the By-Laws, (ii) the filing of the Certificate of Conversion and (iii) the filing of the Certificate of Formation;

NOW, THEREFORE, pursuant to and in accordance with Sections 18-101(7), 18-214 and 18-301(c) of the Act, this Agreement shall constitute the limited liability company agreement of the Company, each Person who was a shareholder of the Trust on the Effective Date, automatically and with no further action, will become on the Effective Date, a Shareholder of the Company holding one Share (or fractional part thereof) for each share (or fractional part thereof) of the Trust held by such Person on the Effective Date and each such Person shall be subject to, and bound by, this Agreement.

ARTICLE I

Name and Definitions

Name. This Company shall be known as MASTER COMMODITY STRATEGIES LLC and the Directors shall conduct the business of the Company under that name or any other name as they may from time to time determine; provided that the Directors may, without Shareholder approval, change the name of the Company or any Series or Class thereof that may be established from time to time. In the event of any such change, the Directors shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change.

Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(1) “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time;

(2) “Agreement” means this Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time;

(3) “By-Laws” shall mean the By-Laws of the Company as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “limited liability company agreement” within the meaning of the Act;

(4) “Certificate of Conversion” means the certificate of conversion filed in the State Office in accordance with Section 18-214(b) of the Act in connection with the Conversion;

(5) “Certificate of Formation” means the certificate of formation of the Company, as amended or restated from time to time, filed in the State Office in accordance with the Act;

(6) “Class” means a class of Shares of the Company, or of any Series of the Company that may be created from time to time, established in accordance with the provisions of Article III hereof;

(7) “Commission” shall mean the Securities and Exchange Commission;

(8) “Company” means Master Commodity Strategies LLC, a Delaware limited liability company formed under the Act in connection with the Conversion;

(9) “Company Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Company each and every asset of which shall be allocated and belong to a specific Series to the exclusion of all other Series;

(10) “Directors” means the Person or Persons who may from time to time be duly elected or appointed to serve as Directors in accordance with the provisions hereof, in each case so long as such Person or Persons shall continue in office in accordance with the terms of this Agreement, and reference herein to a Director or the Directors shall refer to such Person or Persons in his, her or their capacities as director or directors hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Directors shall refer to the Director at any time that there is only one Director of the Company. Each Director shall be a “manager” as such term is defined in Section 18-101(10) of the Act;

(11) “Effective Date” means the date on which the Conversion became effective under Section 18-214(d) of the Act;

(12) “Interested Person” shall have the meaning given it in Section 2(a) (19) of the 1940 Act;

(13) “Investment Manager” or “Manager” means a party furnishing services to the Company pursuant to any contract described in Article IV, Section 7(1) hereof;

(14) “1940 Act” means the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Company;

(15) “Person” means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(16) “Principal Underwriter” shall have the meaning given it in the 1940 Act;

(17) “Registration Statement” means the currently effective registration statement of the Company (as successor to the Trust) under the 1940 Act, as it may be amended or supplemented from time to time;

(18) “Series” means each series of Shares as may from time to time be established and designated under or in accordance with Section 18-215 of the Act and the provisions of Article III hereof, each of which shall be accounted for and maintained as a separate series or portfolio of the Company;

(19) “Shareholder” means a record owner of outstanding Shares. Each Shareholder shall be a “member” of the Company as such term is defined in Section 18-101(11) of the Act;

(20) “Shares” means the limited liability company interests of the Shareholders in the Company, or any Series or Classes established from time to time, and includes fractions of Shares as well as whole Shares;

(21) “State Office” means the Office of the Secretary of State of the State of Delaware; and

(22) “Statutory Trust Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time.

ARTICLE II

Purpose of the Company

The purpose of the Company is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act by investing primarily in securities and other financial instruments, and to carry on such other business as the Directors may from time to time determine pursuant to their authority under this Agreement.

ARTICLE III

Shares

Division of Limited Liability Company Interest. Shares in the Company, or any Series established from time to time, may consist of one Class or may be divided into two or more Classes or may consist of no Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Directors shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of the Company or any Series or Class thereof, (i) to divide the limited liability company interest in the Company, or in any Series or Class thereof that may be established from time to time, into Shares, with or without par value as the Directors shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Directors may deem appropriate, (iii) to establish and designate and to change in any manner the Shares in the Company, or any Series or Class thereof, and to fix such preferences, voting powers, rights, duties and privileges and business purpose of the Shares in the Company, or any Series or Class thereof, as the Directors may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class and may be limited to specified property or obligations of the Company or profits and losses associated with specified property or obligations of the Company, (iv) to divide or combine the Shares of the Company, or any Series or Class thereof, into a greater or lesser number without thereby materially changing the proportionate limited liability company interest of the Shares of the Company, or any Series or Class, in the assets held with respect to the Company or any such Series, (v) to classify or reclassify any issued Shares of the Company, or any Series or Class thereof, into shares of one or more Series or Classes thereof and (vi) to take such other action with respect to the Shares as the Directors may deem desirable.

Subject to the distinctions permitted among Classes of Shares of the Company, or of Classes of the same Series, as established by the Directors consistent with the requirements of the 1940 Act, each Share of the Company (or Series, as applicable) shall represent an equal interest in the net assets of the Company (or such Series), and each holder of Shares of the Company(or a Series) shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect thereto. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Company.

All references to Shares in this Agreement shall be deemed to be Shares of the Company or of any or all Series or Classes thereof established from time to time, as the context may require. All provisions herein relating to the Company shall apply equally to each Series of the Company and each Class thereof as established from time to time, except as the context otherwise requires.

All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Except as otherwise provided by the Directors, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Company.

Ownership of Shares. The ownership of Shares shall be recorded on the books of the Company or a transfer or similar agent for the Company, which books shall be maintained separately for the Shares of any Series (or Class). No certificates certifying the ownership of Shares shall be issued except as the Directors may otherwise determine from time to time. The Directors may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Company as kept by the Company or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Company or any Series (or Class) and as to the number of Shares of the Company or any Series (or Class) held from time to time by each Shareholder.

Transfer of Shares. Except as otherwise provided by the Directors, Shares shall be transferable on the books of the Company only by the record holder thereof or by his duly authorized agent upon delivery to the Directors or the Company’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Directors. Upon such delivery, and subject to any further requirements specified by the Directors or contained in the By-Laws, the transfer shall be recorded on the books of the Company. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Directors nor the Company, nor any transfer agent or registrar or any officer, employee or agent of the Company, shall be affected by any notice of a proposed transfer.

Investments in the Company. Investments may be accepted by the Company from such Persons, at such times, on such terms, and for such consideration as the Directors from time to time may authorize.

Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Company shall not operate to terminate the Company, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Company or the Directors, but entitles such representative only to the rights of such Shareholder under this Company. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Company Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Company nor the Directors, nor any officer, employee or agent of the Company shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Establishment and Designation of Series. The establishment and designation of any Series (or Class) of Shares shall be effective upon the adoption by a majority of the then Directors of a resolution that sets forth such establishment and designation whether directly in such resolution or by reference to, or approval of, another document that sets forth each such Series (or Class) including the Registration Statement, or as otherwise provided in such resolution. The relative rights and preferences of each Series and Class thereof shall be as set forth herein and as set forth in the Registration Statement, unless otherwise provided in the resolution establishing such Series or Class.

In the event that a Series of the Company shall be established, the initial Shares of the Company shall constitute a separate Series and shall be considered separate and apart from such newly established Series and each Series subsequently established shall be considered separate from each other Series as set forth in this Article III. Shares of the Company, and any Series (or Class) established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

(1) Assets Held with Respect to a Particular Series. All consideration received by the Company for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Company. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Directors shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Directors, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Directors shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Company not allocated to such Series.

(2) Liabilities Held with Respect to a Particular Series. The assets of the Company held with respect to each particular Series shall be charged against the liabilities of the Company held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities of the Company which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Directors to and among any one or more of the Series in such manner and on such basis as the Directors in their sole discretion deems fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the holders of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Company generally or against the assets held with respect to any other Series and, except as otherwise provided in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on the liability of each Series shall be set forth in the Certificate of Formation or in an amendment thereto prior to the issuance of any Shares of a Series.

(3) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Agreement, including Article VI, no dividend or distribution, including any distribution paid upon termination of the Company or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Company other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Directors shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(4) Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series).

(5) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Company.

(6) Exchange Privilege. The Directors shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares or for interests in one or more other trusts, corporations, or other business entities (or a series of any of the foregoing) in accordance with such requirements and procedures as may be established by the Directors from time to time.

(7) Combination of Series. The Directors shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by the 1940 Act, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

(8) Elimination of Series. At any time that there are no Shares outstanding of any particular Series (or Class) previously established and designated, the Directors may by resolution of a majority of the then Directors abolish that Series (or Class) and rescind the establishment and designation thereof.

Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Company against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.

ARTICLE IV

The Board of Directors

Number, Election and Tenure. The number of Directors shall initially be five, who shall be Robert C. Doll, Jr., David O. Beim, James T. Flynn, W. Carl Kester and Karen P. Robards. Hereafter, the number of Directors shall at all times be at least one and no more than fifteen as determined, from time to time, by the Directors pursuant to Section 3 of this Article IV. Each Director shall serve during the continued lifetime of the Company until the next meeting of Shareholders called for the purpose of electing Directors and until the election and qualification of his or her successor or, if sooner, until he or she dies, resigns, retires, or is removed as herein provided. If there is more than one Director, in the event that less than the majority of the Directors holding office have been elected by the Shareholders, to the extent required by the 1940 Act, but only to such extent, the Directors then in office shall call a Shareholders’ meeting for the election of Directors. Any Director may resign at any time by written instrument signed by the Director and delivered to any officer of the Company or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Company, no Director resigning and no Director removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Directors at any meeting of Shareholders called by the Directors for that purpose. Any Director may be removed at any meeting of Shareholders by the affirmative vote of the majority of the outstanding Shares of the Company with or without cause.

Effect of Death, Resignation, etc. of a Director. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Directors, or all of them, shall not operate to annul the Company or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever there shall be fewer than the designated number of Directors, until additional Directors are elected or appointed as provided herein to bring the total number of Directors equal to the designated number, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Company or by a majority of the Directors. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Directors within a short period of time and without the opportunity for at least one Director being able to appoint additional Directors to replace those no longer serving, the Company’s Investment Manager(s) are empowered to appoint new Directors subject to the provisions of Section 16(a) of the 1940 Act.

Powers. Subject to the provisions of this Agreement, the business of the Company shall be managed by the Directors, and the Directors shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Company. Without limiting the foregoing, the Directors may: adopt By-Laws not inconsistent with this Agreement providing for the regulation and management of the affairs of the Company and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce their number; remove any Director with or without cause at any time by written instrument signed by at least two-thirds of the number of Directors prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Director; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Directors which may exercise the powers and authority of the Board of Directors to the extent that the Directors determine; employ one or more custodians of the assets of the Company and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Company directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Company, to any committee of the Directors and to any agent or employee of the Company or to any such custodian, transfer or Shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Directors shall be deemed effective if approved or taken by a majority of the Directors present at a meeting of Directors at which a quorum (as defined in the By-Laws as the same may be amended from time to time) of Directors are present, within or without the State of Delaware.

Without limiting the foregoing, the Directors shall have the power and authority to cause the Company (or to act on behalf of the Company):

(1) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities and financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Company; and to exercise any and all rights, powers, and privileges of ownership or interest and to fulfill any and all obligations in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(2) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts;

(3) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Company or any Series;

(4) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Directors shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Directors shall deem proper;

(5) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(6) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(7) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Company; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Company;

(8) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Directors shall deem proper;

(9) To compromise, arbitrate or otherwise adjust claims in favor of or against the Company or any matter in controversy, including, but not limited to, claims for taxes;

(10) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(11) To borrow funds or other property in the name of the Company exclusively for Company purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Company Property or any part thereof to secure any or all of such indebtedness;

(12) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Company Property or any part thereof to secure any of or all of such obligations;

(13) To purchase and pay for entirely out of Company Property such insurance as the Directors may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Company or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, the Directors, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Company, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Director, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such Person against liability;

(14) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Directors, officers, employees and agents of the Company;

(15) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(16) To enter into contracts of any kind and description;

(17) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Company subject to any conditions set forth in this Agreement or in the By-Laws;

(18) To interpret the investment policies, practices or limitations of the Company or any Series or Class established from time to time;

(19) To invest part or all of the Company Property (or part or all of the assets of the Company or any Series), or to dispose of part or all of the Company Property (or part or all of the assets of the Company or any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Company Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a limited liability company (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

(20) To establish one or more committees, to delegate any powers of the Directors to such committees and to adopt a committee charter providing for such responsibilities, membership (including Directors, officers or other agents of the Company therein) and other characteristics of such committees as the Directors may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Agreement or of the By-Laws, the Directors may by resolution appoint a committee consisting of fewer than the whole number of the Directors then in office, which committee may be empowered to act for and bind the Directors and the Company, as if the acts of such committee were the acts of all the Directors then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(21) To provide for separate classes, groups or series of Directors with respect to any Series or Class thereof or any Company property having such relative rights, powers and duties as the Directors may determine; and

(22) Subject to the 1940 Act, to engage in any other lawful act or activity in which a limited liability company organized under the Act may engage.

The Company shall not be limited to investing in obligations maturing before the possible termination of the Company or one or more of its Series, if any. The Company shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Company shall not be required to obtain any court order to deal with any assets of the Company or take any other action hereunder.

Payment of Expenses by the Company. The Directors are authorized to pay or cause to be paid out of the principal or income of the Company, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Company, or in connection with the management thereof, including, but not limited to, the Directors compensation and such expenses and charges for the services of the Company’s officers, employees, investment adviser or manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Directors may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

Payment of Expenses by Shareholders. The Directors shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Company’s custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Directors, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Ownership of Assets of the Company. Title to all of the assets of the Company shall at all times be considered as vested in the Company. A limited liability company interest in the Company is personal property. A Shareholder has no interest in specific Company Property.

Section 2. Service Contracts.

(1) Subject to such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act, the Directors may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Company or for any Series (or Class thereof) with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Directors may determine, including authority for the Investment Manager or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Directors what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Company shall be held uninvested and to make changes in the Company’s investments, or such other activities as may specifically be delegated to such party.

(2) The Directors may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Company or for any one or more of its Series (or Classes) or other securities to be issued by the Company. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act; and any such contract may contain such other terms as the Directors may determine.

(3) The Directors are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or Shareholder servicing agent for the Company or any one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws or stipulated by resolution of the Directors.

(4) Subject to applicable federal law, including the 1940 Act, the Directors are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Company or any one or more of its Series, as the Directors determine to be in the best interests of the Company and/or any applicable Series.

(5) The fact that:

(i) any of the Shareholders, Directors, or officers of the Company is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Company, or that

(ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Director or officer of the Company from voting upon or executing the same, or create any liability or accountability to the Company or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Directors and Officers as Shareholders. Any Director, officer or agent of the Company may acquire, own and dispose of Shares to the same extent as if he were not a Director, officer or agent; and the Directors may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein, in the By-Laws, or in the Registration Statement relating to the sale and redemption of such Shares.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Voting Powers, Meetings, Notice and Record Dates. The Shareholders shall have power to vote only (i) for the election or removal of Directors as and to the extent provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Company as may be required by the 1940 Act, Section 4 of Article VIII of this Agreement, Section 2 of Article X or Article XIII of the By-Laws or as the Directors may consider necessary or desirable. As determined by the Directors without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of the Company, if no Series shall have been established or of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Directors in any way to designate otherwise in accordance with the preceding sentence, the Directors hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Agreement, on any matter submitted to a vote of the Shareholders, all Shares of the Company then entitled to vote shall be voted in aggregate, except (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves any action that the Directors have determined will affect only the interests of any one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Directors have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Directors. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or the Directors of the Company is submitted to a vote of the Shareholders of the Company or any one or more Series or Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or the Directors of the Company, then, solely with respect to such proposal, proxy contest or proxy solicitation, Shares may be voted only in person or by written proxy at a meeting. Until Shares are issued, the Directors may exercise all rights of Shareholders and may take any action required by law, this Agreement or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Quorum and Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, by the By-Laws or by this Agreement, the holders of Shares entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders’ meeting. When any one or more Series (or Class) is to vote as a single class separate from any other Shares, the holders of Shares of each such Series (or Class) entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). Except when a larger vote is required by any provision of this Agreement or the By-Laws or by federal law, including the 1940 Act, when a quorum is present at any meeting, a plurality of the Shares voted shall elect a Director and a majority of the Shares voted shall decide any other matters, provided that where any provision of federal law, including the 1940 Act, or of this Agreement requires or permits the holders of any Series to vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Director shall decide that matter insofar as that Series (or Class) is concerned.

Record Dates. For the purpose of determining the Shareholders of the Company, or any Series (or Class), who are entitled to receive payment of any dividend or of any other distribution, the Directors may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Directors may for distribution purposes close the register or transfer books for the Company, or any one or more Series (or Classes), at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Directors from setting different record dates for different Series (or Classes).

Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI

Net Asset Value, Distributions and Redemptions

Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable law and Article III, Section 6 hereof, the Directors, in their absolute discretion, may prescribe and shall set forth in a duly adopted vote of the Directors such bases and time for determining the per Share or net asset value of the Shares of the Company, or any Series (or Class), or net income attributable to the Shares of the Company, or any Series (or Class), or the declaration and payment of dividends and distributions on the Shares of the Company, or any Series (or Class), as they may deem necessary or desirable.

Section 1. Redemptions and Repurchases.

(1) The Company shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Company or a Person designated by the Company that the Company purchase such Shares or in accordance with such other procedures for redemption as the Directors may from time to time authorize; and the Company will pay therefor the net asset value thereof as determined by the Directors (or on their behalf), in accordance with any applicable provisions of the By-Laws, the Registration Statement and applicable law, less any fees imposed on such redemption. Unless extraordinary circumstances exist, payment for said

Shares shall be made by the Company to the Shareholder within seven (7) days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Company to dispose of its investments or the investments of any applicable Series or to determine fairly the value of the net assets of the Company or net assets held with respect to any Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Directors. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension, less any fees imposed on such redemption.

(2) The redemption price may in any case or cases be paid wholly or partly in kind if the Directors determine that such payment is advisable in the interest of the remaining Shareholders of the Company, or any Series, for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Directors. In no case shall the Company be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(3) The Directors may require any Shareholder or any group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason under terms set by the Directors, including but not limited to (i) the determination of the Directors that direct or indirect ownership of Shares of the Company or any Series has or may become concentrated in such Shareholder to an extent that would disqualify the Company or any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so or any other identifying information as required by applicable law, or to have the minimum investment required (which may vary by Series), or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

(4) The holders of Shares shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares as the Directors deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

ARTICLE VII

Compensation and Limitation of Liability of Directors

Compensation. The Directors as such shall be entitled to reasonable compensation from the Company, and the Directors may fix the amount of such compensation.

Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Company.

Indemnification and Limitation of Liability. A Director, when acting in such capacity, shall not be personally liable to any Person, other than the Company or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Company, of such Director or of any other Director. The Directors shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Company. The Company shall indemnify each Person who is, or has been, a Director, officer, employee or agent of the Company and any Person who is serving or has served at the Company’s request as a director, officer, trustee, employee or agent of another organization in which the Company has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws. All persons extending credit to, contracting with or having any claim against the Company or the Directors shall look only to the assets of the Series that such person extended credit to, contracted with or has a claim against, or, if the Directors have yet to establish Series, of the Company for payment under such credit, contract or claim; and neither the Directors nor the Shareholders, nor any of the Company’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Company or the Directors by any of them in connection with the Company shall conclusively be deemed to have been executed or done only in or with respect to his or her capacity as Director or Directors and such Director or Directors shall not be personally liable thereon. At the Directors’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Directors or by any officer or officers may give notice that the Certificate of Formation is on file in the State Office and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Directors so determine, recite that the same was executed or made on behalf of the Company by a Director or Directors in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Company or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Directors, officers or Shareholders individually.

Director’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Directors of their powers and discretions hereunder shall be binding upon everyone interested. A Director shall be liable to the Company and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director, and shall not be liable for errors of judgment or mistakes of fact or law. The Directors may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Directors shall not be required to give any bond as such, nor any surety if a bond is required.

Insurance. The Directors shall be entitled and empowered to the fullest extent permitted by law to purchase with Company assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Director, officer, employee or agent of the Company in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Company.

ARTICLE VIII

Miscellaneous

Liability of Third Persons Dealing with Directors. No Person dealing with the Directors shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Directors or to see to the application of any payments made or property transferred to the Company or upon its order.

Section 1. Dissolution and Termination of Company or Series or Classes.

(1) Unless terminated as provided herein, the Company shall continue without limitation of time. The Company may be dissolved at any time by the Directors by written notice to the Shareholders. Any Series of Shares may be dissolved at any time by the Directors by written notice to the Shareholders of such Series. Any Class of any Series of Shares may be terminated at any time by the Directors by written notice to the Shareholders of such Class. Any action to dissolve the Company shall be deemed also to be an action to dissolve each Series and each Class thereof and any action to dissolve a Series shall be deemed also to be an action to dissolve each Class thereof.

(2) Upon the requisite action by the Directors to dissolve the Company or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Company or of the particular Series as may be determined by the Directors, the Company shall in accordance with such procedures as the Directors consider appropriate reduce the remaining assets of the Company or of the affected Series to distributable form in cash or Shares (if the Company has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Company or Series involved, ratably according to the number of Shares of the Company or such Series held by the several Shareholders of such Series on the date of distribution. Thereupon, any affected Series shall terminate and the Directors and the Company shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Directors to terminate any Class of any Series of Shares, the Directors may, to the extent they deem it appropriate, follow the procedures set forth in this Section 2(2) with respect to such Class that are specified in connection with the dissolution and winding up of the Company or any Series of Shares. Alternatively, in connection with the termination of any Class of any Series of Shares, the Directors may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 2(3) of Article VI of this Agreement provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

(3) Following completion of winding up of the Company’s business, the Directors shall cause a certificate of cancellation of the Company’s Certificate of Formation to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Director. Upon termination of the Company, the Directors shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Company shall be canceled and discharged.

Section 2. Reorganization and Master/Feeder.

(1) Notwithstanding anything else herein, the Directors may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Company to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Directors to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Directors to accomplish such conversion, merger or consolidation, may succeed to or assume the Company’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Company to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Company or any Series or Class to another Series or Class of the Company or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Directors to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Directors to accomplish such sale and conveyance, may succeed to or assume the Company’s registration under the 1940 Act, for adequate consideration as determined by the Directors which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Company or any affected Series or Class, and which may include Shares of such other Series or Class of the Company or shares, beneficial interests, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Company or any Series or Class thereof. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by an authorized person designated by the Directors and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(2) Pursuant to and in accordance with the provisions of Section 18-209(f) of the Act, and notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Directors in accordance with this Section 3 may effect any amendment to the limited liability company agreement of the Company or effect the adoption of a new limited liability company agreement of the Company if the Company is the surviving or resulting limited liability company in the merger or consolidation.

(3) Notwithstanding anything else herein, the Company may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more limited liability companies or trusts to which all or any part of the assets, liabilities, profits or losses of the Company or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Company or any Series or Class thereof into shares or beneficial interests in any such newly created limited liability company or limited liability companies or trust or trusts or any series or classes thereof.

(4) Notwithstanding anything else herein, the Directors may, without Shareholder approval, invest all or a portion of the Company Property of any Series, or dispose of all or a portion of the Company Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a limited liability company (formed under the laws of the State of Delaware or any other state or jurisdiction) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Directors may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Company Property from the master fund and cause such series to invest its Company Property directly in securities and other financial instruments or in another master fund.

Amendments. Except as specifically provided in this Section, the Directors may, without Shareholder vote, restate, amend or otherwise supplement this Agreement. Shareholders shall have the right to vote (i) on any amendment that is required to be approved by Shareholders by the 1940 Act or by the Registration Statement and (ii) on any amendment submitted to them by the Directors. Any amendment required or permitted to be submitted to the Shareholders that, as the Directors determine, shall only affect the Shareholders of any one or more Series or one or more Classes shall be authorized by a vote of only the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 4 of this Agreement with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 2 of this Agreement or as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Directors may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Formation as the Directors deem necessary or desirable.

Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this instrument and of each restatement, amendment and/or supplement hereto shall be kept at the office of the Company where it may be inspected by any Shareholder. Anyone dealing with the Company may rely on a certificate by an officer of the Company as to whether or not any such restatements, amendments and/or supplements have been made and as to any matters in connection with the Company hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Company to be a copy of this instrument or of any such restatements, amendments and/or supplements. In this instrument and in any such restatements, amendments and/or supplements, references to this instrument, and all expressions such as “herein”, “hereof” and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such restatements, amendments and/or supplements. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”

Applicable Law.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Provisions in Conflict with Law or Regulations.

(5) The provisions of this Agreement are severable, and if the Directors shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination.

(6) If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

Limited Liability Company Only. It is the intention of the Directors to create a limited liability company pursuant to the Act. It is not the intention of the Directors to create a trust, general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a limited liability company pursuant to the Act.

Nothing in this Agreement shall be construed to make the Shareholders, either by themselves or with the Directors, partners or members of a joint stock association.

THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY IS:

800 Scudders Mill Road

Plainsboro, New Jersey 08536

800850